SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004





                                    FORM 8-K
                    CURRENT REPORT PURSUANT TO SECTION 13 OF
                       THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of earliest event reported) October 13, 1999
                                  ----------------




                           GENERAL MOTORS CORPORATION
                   -----------------------------------------------------
                   (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE                 1-143                 38-0572515
----------------------------   -----------------------    -------------------
(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                        Identification No.)




   100 Renaissance Center, Detroit, Michigan                 48265-1000
3044 West Grand Boulevard, Detroit, Michigan                 48202-3091
--------------------------------------------                 ----------
  (Address of principal executive offices)                   (Zip Code)







Registrant's telephone number, including area code       (313)-556-5000
                                                         --------------

ITEM 5. OTHER EVENTS

      On October 14, 1999, a news release was issued on the subject of third quarter consolidated earnings for General Motors Corporation (GM). The news release did not include certain financial statements, related footnotes and certain other financial information that will be filed with the Securities and Exchange Commission as part of GM's Quarterly Report on Form 10-Q. The following are the third quarter earnings releases for Hughes Electronics Corporation (Hughes) dated October 13, 1999 and GM dated October 14, 1999.

                 GM EARNS A THIRD-QUARTER RECORD $1.33 PER SHARE
   RECORD THIRD QUARTER REVENUES OF $42.8 BILLION DRIVE INCOME OF $877 MILLION

      DETROIT -- General Motors Corp. (NYSE: GM) today reported income from continuing operations of $877 million in the third quarter of 1999, or a record third quarter $1.33 diluted earnings per share of GM $1-2/3 par value common stock. That compares with a strike-impacted net loss of $309 million, or a loss of $0.52 per share in the third quarter of 1998.

     GM North America and General Motors Acceptance Corp. (GMAC) led the turnaround with strong year-over-year increases. "After adjusting last year's third-quarter results to exclude the strike-related impact, GM North America posted an 81 percent improvement in net income, in the third quarter of 1999," said General Motors Chairman and Chief Executive Officer John F. Smith, Jr. "GMAC's results improved more than 25 percent, compared with the prior-year period."

      This strong performance helped offset reduced earnings and losses in the other business sectors and automotive regions. "The overall results show the strength of operating as one globally integrated company," Smith said. "The regions continue to focus on growing the business, reducing structural costs, and working as an integrated team to leverage our global strength."

      Consolidated net sales and revenues in the third quarter of 1999 totaled $42.8 billion -- the highest ever for a third-quarter period. That compares with a strike-impacted $33.5 billion for the third quarter of 1998.

      Cash, marketable securities and assets of the Voluntary Employees' Beneficiary Association (VEBA) trust invested in fixed-income securities totaled $16.7 billion at Sept. 30, 1999, compared with $10.3 billion at Sept. 30, 1998, and $16.7 billion at June 30, 1999. These cash amounts exclude GM's financing and insurance operations.

      "Our strong cash position allowed us to continue funding new product programs, invest in plant and equipment improvements and take advantage of growth opportunities, while continuing our share-repurchase program," Smith said.

      During the third quarter of 1999 and through Oct. 13, 1999, GM repurchased
5.7 million shares of its $1-2/3 par value common stock worth $386 million. Combined with earlier repurchases, this completes 63 percent of the corporation's most recent $4 billion stock-repurchase program initiated in March of 1998. Since January 1997, GM has repurchased approximately 117.7 million shares of GM $1-2/3 par value common stock worth $7.5 billion, or about 15.6 percent of the total shares outstanding.

      The corporation's 1999 third-quarter return on net assets (RONA) for continuing operations on an annualized basis, excluding Hughes, was 10.1 percent. "We're extremely pleased that our RONA performance average over the last four quarters was 14.2 percent," Smith said. "This beats by more than a year our target of surpassing 12.5 percent RONA for a four-quarter rolling average by the end of the year 2000. This is solid evidence of our continuing momentum and a major win for the entire GM team."

      Following is a summary of income from GM's business segments in the third quarter of 1999, compared with the strike-impacted prior-year period (see Highlights for additional information):

                      ($ in Millions) Third Quarter Net Income (Loss)
                                            1999        1998
                                            ----        ----
      GM North America                     $671        ($595)
      GM Europe                             $32          $50
      GM Latin America/Africa/Mid-East     ($36)        $(64)
      GM Asia Pacific                      ($54)          $0
      Other Automotive                       $0         $(24)
                                             --         -----
      Total Automotive                     $613        ($633)
      GMAC                                 $393         $313
      Hughes                               ($30)         $43
      Other                                ($99)        ($32)
                                           -----        -----
      Total Income from
        Continuing Operations              $877        ($309)

      GM Automotive's net margin was 1.7 percent in the third quarter of 1999, compared with a net-margin loss of 2.3 percent in the same period last year. GM North America's net margin was 2.4 percent in the third quarter of 1999, compared with a net-margin loss of 3.1 percent in the strike-impacted third quarter of 1998.

      "Despite continuing intense competitive pressures, GM North America had by far its best third quarter financial results of the decade," said GM President and Chief Operating Officer G. Richard Wagoner, Jr. "The improved availability of our popular new cars and trucks drove a two percentage-point improvement in U.S. market share from July to September."

      GM North America's third-quarter-1998 results included an unfavorable impact of $965 million after taxes, or $1.48 per share, related to major production losses caused by strikes at two GM component plants in Flint, Mich.

      GM Europe reported net income of $32 million in the third quarter of 1999, compared with $50 million in the prior-year period. "Although wholesale volume declined year-over-year, market share increased to 10.0 percent in the third quarter of 1999 versus 9.7 percent in the same period last year, and was unchanged from the second quarter of 1999," Wagoner said.

      "While the Latin America/Africa/Mid East region continues to be affected by an economic downturn, we worked all out to minimize losses and position ourselves for the future, which led to improved results in the third quarter" Wagoner said. "We continued to improve operating efficiencies while boosting market share in Latin America to 20.1 percent, a 1.1-percentage-point improvement from the 19.0-percent share in the third quarter of 1998. However, the continuing economic pressures in the region had a negative impact on our overall financial results."

      The Asia-Pacific region continues to be a challenge primarily due to the impact of the depressed Japanese market on the overall region. "The combination of the down market and the investments we made to position ourselves for the future growth potential in the region continued to impact our financial results in the short term," Wagoner said. "We're particularly pleased with the early success of our operations in Shanghai, China, where Buick sedans are produced. We're encouraged by signs of recovery in some areas of the Asia-Pacific and continue to take a long-term view in the region."

      GMAC reported consolidated net income of $393 million in the third quarter of 1999, compared with $313 million earned in the prior-year period. "The increase was led by the mortgage operations, which rebounded strongly from last year when turmoil in the capital markets adversely affected results. In addition, GMAC's operations in North America continued to improve, reflecting growth in assets and ongoing productivity improvements," Smith said.

      Hughes Electronics reported that revenues increased nearly 32 percent to $2.0 billion for the third quarter of 1999, from $1.5 billion in the prior-year period. The revenue increase was primarily driven by continued growth in the DIRECTV business.

      "Hughes had its best third quarter ever for DIRECTV subscription growth in the United States, adding a record 423,000 net new subscribers, a 40 percent increase compared with the third quarter of 1998, and as a result DIRECTV revenues more than doubled" Smith said. DIRECTV had more than 7.7 million subscribers as of Sept. 30, 1999.

      Hughes' net loss in the third quarter of 1999 totaled $30 million, compared with income of $43 million in the third quarter of 1998. Third-quarter-1999 results were unfavorably impacted by higher depreciation and amortization expenses related primarily to the United States Satellite Broadcasting Company Inc. (USSB) and PRIMESTAR acquisitions, as well as increased satellite expenditures.

      In this news release, use of the words anticipate, expect, should, believe, plan, intensify, overcome and similar words are associated with forward-looking statements that are inherently subject to numerous risks and uncertainties. Accordingly, there can be no assurance that the results described in such forward-looking statements will be realized. The principal risk factors that may cause actual results to differ materially from those expressed in forward-looking statements contained in this news release are described in various documents filed by GM with the U.S. Securities and Exchange Commission, including GM's Annual Report on Form 10-K for the year ended Dec. 31, 1998, (at page II-22).

                                      # # #

     HIGHLIGHTS - Q3 Financial Results
     (Dollars in Millions Except
     Per Share Amounts)
                                                 Three Months Ended
                                                    September 30,
                                               ---------------------

                                                   1999       1998
                                                ---------  ---------
      Net sales and revenues
      Manufactured products                      $36,748   $28,464 (1)
      Financial services                           3,725     3,360
      Other income                                 2,321     1,701
                                                  ------    ------
       Total net sales and revenues              $42,794   $33,525
                                                  ------    ------
     Income (loss) from continuing
       operations                                   $877(4)  $(309)(1)
     Income (loss) from discontinued
       operations                                      -      (500)
                                                  ------    ------
     Consolidated net income (loss)                 $877     $(809)
     Net profit (loss) margin from
       continuing operations                         2.0%     (0.9%)
     .............................................................
      Earnings Attributable to Common Stocks
       $1-2/3 par value
       Continuing operations                        $866(4)  $(336)(1)
       Discontinued operations                         -      (500)
                                                  ------    ------
       $1-2/3 par value                             $866     $(836)
       Class H                                      $(17)      $11
     .............................................................
     Basic Earnings Per Share Attributable to Common Stocks
       $1-2/3 par value
       Continuing operations                       $1.35 (4)$(0.52)(1)
       Discontinued operations                         -     (0.76)
                                                  ------    ------
       $1-2/3 par value                            $1.35    $(1.28)
       Class H                                    $(0.13)    $0.11
     .............................................................
     Diluted Earnings Per Share Attributable to Common Stocks
       $1-2/3 par value
       Continuing operations                       $1.33 (4)$(0.52)(1)
       Discontinued operations                         -     (0.76)
                                                  ------    ------
       $1-2/3 par value                            $1.33    $(1.28)
       Class H                                    $(0.13)    $0.11
     .............................................................
     Cash Dividends Per Share of Common Stocks
       $1-2/3 par value                            $0.50     $0.50
       Class H                                        $-        $-
     .............................................................
     Book Value Per Share of Common Stocks
                              Sept. 30,     Dec. 31,     Sept. 30,
                                1999         1998          1998
                              --------      -------      --------
       $1-2/3 par value        $20.59       $20.00         $19.54
       Class H                 $12.36       $12.00         $11.72
     .............................................................



   See footnotes beginning on page 8


                                              continues

     HIGHLIGHTS - Q3 Consolidated Net Income
     (Dollars in Millions)
                                                     Income/(Loss)
                                                 Three Months Ended
                                                    September 30,
                                               ----------------------
                                                  1999        1998
                                               --------     --------

     GM North America (GMNA)                      $671       $(595)(1)
     GM Europe (GME)                                32          50
     GM Latin America/Africa/Mid-East (GMLAAM)     (36)        (64)
     GM Asia/Pacific (GMAP)                        (54)          -
     Other Automotive                                -         (24)
                                                 -----        ----
       Total GM Automotive (GMA)                  $613       $(633)
     Hughes (5)                                    (30)         43
     Other                                         (96)        (64)
                                                 -----        ----
       Total Automotive, Electronics
         and Other Operations                     $487       $(654)

     GMAC                                         $393        $313
     Other                                          (3)         32
                                                 -----        ----
       Total Financing and Insurance
         Operations                               $390        $345
                                                 -----        ----
     Income (loss) from continuing
       operations                                 $877 (4)   $(309)(1)
     Income (loss) from discontinued
       operations                                    -        (500)
                                                 -----        ----
     Consolidated Net Income (Loss)               $877       $(809)
                                                 =====        ====

                                              Three Months Ended
                                             September 30, 1999
                                      --------------------------------
                                       GMNA   GME     GMLAAM    GMAP
                                      -----  ------   ------   ------
     Reported
     --------
     Total net sales and revenues   $27,630  $6,391   $1,200     $884
                                     ------   -----    -----      ---
     Pre-tax income (loss)           $1,009     $52     $(79)     $12
     Income tax expense (benefit)       336      19      (37)      11
     Equity income/(loss) and
       minority interests                (2)     (1)       6      (55)
                                      -----   -----    -----      ---
     Net income (loss)                 $671     $32     $(36)    $(54)
                                      =====   =====    =====      ===

     Net profit (loss) margin           2.4%    0.5%   (3.0%)   (6.1%)
     Effective income tax rate         33.3%   36.5%   46.8%    91.7%

                                              Three Months Ended
                                             September 30, 1998
                                      --------------------------------
                                      GMNA(1)  GME    GMLAAM    GMAP
                                      -----  ------   ------   ------
     Reported
     --------
     Total net sales and revenues   $18,931  $6,390   $1,773     $681
                                     ------   -----    -----      ---
     Pre-tax (loss) income            $(883)    $64    $(138)     $19
     Income tax (benefit) expense      (288)     18      (45)       2
     Equity income/(loss) and
       minority interests                 -       4       29      (17)
                                       ----    ----      ---      ---
     Net (loss) income                $(595)    $50     $(64)      $-
                                       ====    ====      ===      ===

     Net (loss) profit margin          (3.1%)   0.8%     (3.6%)  0.0%
     Effective income tax rate         32.6%   28.1%     32.6%  10.5%

See footnotes beginning on page 8.
                                                                      continues
                                     - 6 -

HIGHLIGHTS - Q3 Operating Information
                                      Three Months Ended
                                        September 30,
                                    ---------------------
                                       1999         1998
                                      -------      -------
     Worldwide Wholesale Sales (units in 000s)
       United States:   Cars             581          527
                        Trucks           618          367
                                      ------       ------
         Total United States           1,199          894
       Canada and Mexico                 142          116
                                      ------       ------
           Total GM North America      1,341        1,010
                                      ------       ------
       GME                               446          534
       GMLAAM                            141          163
       GMAP                              121          114
                                      ------       ------
         Total International             708          811
                                      ------       ------
             Total Worldwide           2,049        1,821
                                      ======       ======
     ....................................................
     Vehicle Unit Deliveries (units in 000s)
     United States
       Chevrolet - Cars                  231          174
                 - Trucks                447          296
       Pontiac                           153          113
       GMC                               138           91
       Buick                             122           81
       Oldsmobile                         87           63
       Saturn                             61           62
       Cadillac                           46           39
       Other                              13            9
                                      ------       ------
         Total United States           1,298          928
       Canada and Mexico                  170         160
                                      ------       ------
         Total GM North America         1,468       1,088
                                      ------       ------
       GME                                489         463
       GMLAAM                             145         160
       GMAP                               128         127
                                      ------       ------
         Total International              762         750
                                      ------       ------
             Total Worldwide            2,230       1,838
                                      ======       ======
     ....................................................
     Market share
       United States
         Cars                           29.4%        25.7%
         Trucks                         28.4%        22.4%
           Total                        28.9%        24.1%
       Total North America              28.6%        24.5%
       Total Europe                     10.0%         9.7%
       Latin America                    20.1%        19.0%
       Asia and Pacific                  4.6%         4.7%
             Total Worldwide            16.3%        14.2%
     .....................................................
     U.S. Retail/Fleet Mix
       % Fleet Sales - Cars             21.8%        24.3%
       % Fleet Sales - Trucks            9.5%         9.7%
       Total vehicles                   15.9%        17.8%
      ....................................................
      Days Supply of Inventory - U.S.
       Cars                                65          59
       Trucks                              82          67
     .....................................................
      Capacity Utilization %
      U.S. and Canada (2-shift rated)(2)90.4%         N/A
      .....................................................
      GMNA
       Net Price (%)                     0.4%        (2.3%)
      .....................................................
       See footnotes beginning on page 8.
                                               continues

HIGHLIGHTS - Q3 Other Financial Information
(Dollars in Millions Except Per Share Amounts)

                                     Three Months Ended
                                        September 30,
                                   ----------------------
                                      1999         1998
                                   ---------   ----------

     Depreciation and Amortization (3)
       Depreciation                   $1,004         $944
       Amortization of special tools     635          501
       Amortization of intangible
         assets                           78           27
                                      ------        -----
            Total                     $1,717       $1,472
                                      ======        =====
     ....................................................
     Worldwide Employment at September 30 (in 000s)
       GMNA                              219          229
       GME                                82           81
       GMLAAM                             23           25
       GMAP                               10           10
       Hughes                             18           15
       GMAC                               27           23
       Other                              12           12
                                      ------       ------
         Total                           391          395
                                      ======       ======
     ....................................................
     Worldwide Payrolls                $5,469      $4,977
     ....................................................


     (1) GM North America's third-quarter-1998 results included an unfavorable impact of $965 million after taxes, or $1.48 per share, related to major production losses caused by strikes at two GM component plants in Flint, Michigan.
     (2) GM changed its method of calculating capacity utilization from mass relief to tag relief in 1999. Quarterly 1998 figures are not available, however capacity utilization for Calendar Year 1998 was 77.2% using the new methodology.
     (3) Amounts exclude depreciation and amortization charges incurred by the financing and insurance operations.
     (4) Records for income and EPS are based upon reported amounts adjusted to exclude the effects of significant dispositions not classified as discontinued operations.
     (5) Excludes the effects of purchase accounting adjustments related to General Motors' acquisition of Hughes in 1985, and in 1999 excludes Hughes Series A Preferred Stock dividends payable to General Motors.
     NOTE: Total  cash of $16.7  billion  referenced  to in the  press  release includes $13.7 billion of cash and marketable  securities as well as
           $3.0   billion   invested  in  fixed   income   securities   of  the
           Corporation's $4.7 billion Voluntary Employees' Beneficiary Association Trust.

     HIGHLIGHTS - Q3 Financial Results
     (Dollars in Millions Except
     Per Share Amounts)
                                                 Nine Months Ended
                                                   September 30,
                                               ---------------------

                                                  1999        1998
                                               ---------    ---------
      Net sales and revenues
      Manufactured products                     $112,629   $95,202
      Financial services                          10,805    10,090
      Other income                                 6,862     5,529
                                                 -------   -------
       Total net sales and revenues             $130,296  $110,821
                                                 -------   -------
     Income from continuing operations            $4,431 (5)$1,365
     Income (loss) from discontinued
       operations                                    426      (181)
                                                  ------    ------
     Consolidated net income                      $4,857    $1,184
     Net profit margin from
       continuing operations                         3.4%      1.2%
     .............................................................
      Earnings Attributable to Common Stocks
       $1-2/3 par value
       Continuing operations                      $4,400 (5)$1,277
       Discontinued operations                       426      (181)
                                                  ------    ------
       $1-2/3 par value                           $4,826    $1,096
       Class H                                      $(20)      $40 (2)
     .............................................................
     Basic Earnings Per Share Attributable to Common Stocks
       $1-2/3 par value
       Continuing operations                       $6.79 (5) $1.92
       Discontinued operations                      0.66     (0.27)
                                                  ------    ------
       $1-2/3 par value                            $7.45     $1.65
       Class H                                    $(0.17)    $0.38 (2)
     .............................................................
     Diluted Earnings Per Share Attributable to Common Stocks
       $1-2/3 par value
       Continuing operations                       $6.67 (5) $1.87
       Discontinued operations                      0.65     (0.27)
                                                  ------    ------
       $1-2/3 par value                            $7.32     $1.60
       Class H                                    $(0.17)    $0.38 (2)
     .............................................................
     Cash Dividends Per Share of Common Stocks
       $1-2/3 par value                            $1.50     $1.50
       Class H                                        $-        $-
     .............................................................









   See footnotes beginning on page 12.


                                              continues

     HIGHLIGHTS - Q3 Consolidated Net Income
     (Dollars in Millions)
                                                 Income/(Loss)
                                               Nine Months Ended
                                                 September 30,
                                           ------------------------
                                                  1999        1998
                                               --------     --------

     GM North America (GMNA)                    $3,552         $52
     GM Europe (GME)                               393         273
     GM Latin America/Africa/Mid-East (GMLAAM)     (99)         37
     GM Asia/Pacific (GMAP)                       (195)        (30)
     Other Automotive                               23           3
                                                 -----       -----
       Total GM Automotive (GMA)                $3,674        $335
     Hughes (6)                                    (44)        153 (2)
     Other                                        (387)       (226)
                                                 -----       -----
       Total Automotive, Electronics
         and Other Operations                   $3,243        $262

     GMAC                                       $1,176      $1,027
     Other                                          12          76
                                                 -----       -----
       Total Financing and Insurance Operations $1,188      $1,103
                                                 -----       -----
     Income from continuing operations          $4,431 (5)  $1,365
     Income (loss)from discontinued operations     426        (181)
                                                 -----       -----
     Consolidated Net Income                    $4,857      $1,184
                                                 =====       =====

                                              Nine Months Ended
                                             September 30, 1999
                                      --------------------------------
                                       GMNA   GME     GMLAAM    GMAP
                                      -----  ------   ------   ------
     Reported
     --------
     Total net sales and revenues   $85,184 $19,669   $3,448   $2,246
                                     ------  ------    -----    -----
     Pre-tax income (loss)           $5,228    $605    $(224)    $(49)
     Income tax expense (benefit)     1,671     208     (106)      (8)
     Equity income/(loss) and
       minority interests                (5)     (4)      19     (154)
                                      -----   -----    -----      ---
     Net income (loss)               $3,552    $393     $(99)   $(195)
                                      =====   =====    =====      ===

     Net profit (loss) margin           4.2%    2.0%   (2.9%)   (8.7%)
     Effective income tax rate         32.0%   34.4%   47.3%    16.3%

                                              Nine Months Ended
                                             September 30, 1998
                                      --------------------------------
                                      GMNA    GME(1)  GMLAAM    GMAP
                                      -----  ------   ------   ------
     Reported
     --------
     Total  net sales and revenues  $67,919 $18,347   $6,116   $2,194
                                     ------  ------    -----    -----
     Pre-tax income (loss)               $6    $511    $(105)     $15
     Income tax (benefit) expense       (26)    238      (74)       6
     Equity income/(loss) and
       minority interests                20       -       68      (39)
                                      -----   -----    -----      ---
     Net income (loss)                  $52    $273      $37     $(30)
                                      =====   =====    =====      ===

     Net profit (loss) margin           0.1%    1.5%      0.6%  (1.4%)
     Effective income tax rate       (433.3%)  46.6%     70.5%  40.0%


See footnotes beginning on page 12.
                                                                       continues

HIGHLIGHTS - Q3 Operating Information
                                     Nine Months Ended
                                        September 30,
                                   ----------------------
                                      1999         1998
                                   ---------   ----------
     Worldwide Wholesale Sales (units in 000s)
       United States:   Cars           1,916        1,650
                        Trucks         1,954        1,435
                                      ------       ------
         Total United States           3,870        3,085
       Canada and Mexico                 510          464
                                      ------       ------
           Total GM North America      4,380        3,549
                                      ------       ------
       GME                             1,471        1,540
       GMLAAM                            399          521
       GMAP                              312          328
                                      ------       ------
         Total International           2,182        2,389
                                      ------       ------
             Total Worldwide           6,562        5,938
                                      ======       ======
     ....................................................
     Vehicle Unit Deliveries (units in 000s)
     United States
       Chevrolet - Cars                  683          668
                 - Trucks              1,299        1,168
       Pontiac                           485          403
       GMC                               408          355
       Buick                             357          296
       Oldsmobile                        282          232
       Saturn                            178          179
       Cadillac                          133          131
       Other                              31           22
                                      ------       ------
         Total United States           3,856        3,454
       Canada and Mexico                  516         491
                                      ------       ------
         Total GM North America         4,372       3,945
                                      ------       ------
       GME                              1,537       1,406
       GMLAAM                             399         511
       GMAP                               338         379
                                      ------       ------
         Total International            2,274       2,296
                                      ------       ------
             Total Worldwide            6,646       6,241
                                      ======       ======
     ....................................................
     Market share
       United States
         Cars                           30.2%        29.6%
         Trucks                         28.0%        27.9%
           Total                        29.1%        28.8%
       Total North America              28.9%        28.6%
       Total Europe                      9.9%         9.5%
       Latin America                    19.7%        19.7%
       Asia and Pacific                  3.9%         4.6%
             Total Worldwide            15.9%        15.6%
     .....................................................
     U.S. Retail/Fleet Mix
       % Fleet Sales - Cars             25.9%        24.0%
       % Fleet Sales - Trucks           13.3%        13.7%
       Total vehicles                   20.0%        19.2%
      .....................................................
      Capacity Utilization %
      U.S. and Canada (2-shift rated)(3)89.0%       N/A
      .....................................................

      See footnotes beginning on page 12.
                                               continues

HIGHLIGHTS - Q3 Other Financial Information
(Dollars in Millions Except Per Share Amounts)

                                     Nine Months Ended
                                       September 30,
                                   ----------------------
                                      1999         1998
                                   ---------   ----------

     Depreciation and Amortization (4)
       Depreciation                   $3,075       $2,740
       Amortization of special tools   1,889        1,583
       Amortization of intangible
         assets                          157           76
                                       -----        -----
            Total                     $5,121       $4,399
                                       =====        =====
     ....................................................

     Worldwide Payrolls               $16,450     $15,296
     ....................................................


      (1) The second-quarter 1998 results included a pre-tax charge of $74 million ($44 million after-tax, or $0.07 basic per share of $1-2/3 par value common stock), related to work schedule modifications at Opel Belgium.
      (2) 1998 results exclude the cumulative effect of accounting change of $9 million due to Hughes' adoption of SOP 98-5. GM had reported the $9 million change in fourth quarter 1998 results and Hughes reported the change as a restatement of first quarter 1998 results.
      (3) GM changed its method of calculating capacity utilization from mass relief to tag relief in 1999. Quarterly 1998 figures are not available, however capacity utilization for Calendar Year 1998 was 77.2% using the new methodology.
      (4) Amounts exclude depreciation and amortization charges incurred by the financing and insurance operations.
      (5) Records for income and EPS are based upon reported amounts adjusted to exclude the effects of significant dispositions not classified as discontinued operations.
      (6) Excludes the effects of purchase accounting adjustments related to General Motors' acquisition of Hughes in 1985, and in 1999 excludes Hughes Series A Preferred Stock dividends payable to General Motors.

                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

                                  Three Months Ended        Nine Months Ended
                                     September 30,            September 30,
                                     -------------            -------------
                                     1999      1998          1999      1998
                                     ----      ----          ----      ----
                                  (Dollars in Millions Except Per Share Amounts)

GENERAL MOTORS CORPORATION AND SUBSIDIARIES
Manufactured products sales
  and revenues                    $36,748   $28,464      $112,629   $95,202
Financing revenues                  3,725     3,360        10,805    10,090
Other income                        2,321     1,701         6,862     5,529
                                  -------   -------      -------- ---------
  Total net sales and revenues     42,794    33,525       130,296   110,821
                                   ------    ------       -------   -------
Cost of sales and other operating
  expenses, exclusive of items
  listed below                     31,061    25,278        94,011    82,607
Selling, general and
  administrative expenses           4,703     3,816        13,027    11,457
Depreciation and amortization
  expense                           3,088     2,674         9,039     8,029
Interest expense                    1,985     1,690         5,624     4,951
Other expenses                        439       486         1,353     1,602
                                  -------  --------      --------  --------
  Total costs and expenses         41,276    33,944       123,054   108,646
Income (loss) from continuing
  operations before income taxes
  and minority interests            1,518      (419)        7,242     2,175
Income tax expense (benefit)          553      (144)        2,538       710
Minority interests                     (7)       (1)          (28)      (11)
Losses of nonconsolidated associates  (81)      (33)         (245)      (89)
                                     ----      ----        ------   -------
Income (loss) from continuing
  operations                          877      (309)        4,431     1,365
(Loss) income from discontinued
  operations                            -      (500)          426      (181)
                                   ------       ---        ------    ------
  Net income (loss)                   877      (809)        4,857     1,184
Dividends on preference stocks        (28)      (16)          (51)      (48)
                                     ----      ----       -------   -------
  Earnings on common stocks          $849     $(825)       $4,806    $1,136
                                      ===       ===         =====     =====

Basic earnings (losses) per share
attributable to common stocks
$1-2/3 par value common stock
  Continuing operations             $1.35    $(0.52)        $6.79     $1.92
  Discontinued operations               -     (0.76)         0.66     (0.27)
                                    -----      ----          ----      ----
  Earnings per share
    attributable to $1-2/3
    par value                       $1.35    $(1.28)        $7.45     $1.65
                                     ====      ====          ====      ====
Earnings per share attributable
    to Class H                     $(0.13)    $0.11        $(0.17)    $0.38
                                     ====      ====          ====      ====

Diluted earnings (losses) per
share attributable to common stocks
$1-2/3 par value common stock
  Continuing operations             $1.33    $(0.52)        $6.67     $1.87
  Discontinued operations               -     (0.76)         0.65     (0.27)
                                    -----      ----          ----      ----
  Earnings per share attributable
    to $1-2/3 par value             $1.33    $(1.28)        $7.32     $1.60
                                     ====      ====          ====      ====
Earnings per share attributable
    to Class H                     $(0.13)    $0.11        $(0.17)    $0.38
                                     ====      ====          ====      ====

                  CONSOLIDATED STATEMENTS OF INCOME - Concluded
                                   (Unaudited)

                                    Three Months Ended    Nine Months Ended
                                      September  30,          September 30,
                                      --------------          -------------
                                      1999      1998        1999      1998
                                      ----      ----        ----      ----
                                               (Dollars in Millions)

AUTOMOTIVE, ELECTRONICS AND OTHER OPERATIONS
Manufactured products sales
  and revenues                    $36,748   $28,464      $112,629  $95,202
Other income                          798       547         2,557    2,050
  Total net sales and revenues     37,546    29,011       115,186   97,252
                                   ------    ------       -------   ------
Cost of sales and other operating
  expenses, exclusive of items
  listed below                     31,061    25,278        94,011   82,607
Selling, general and
  administrative expenses           3,487     2,794         9,598    8,449
Depreciation and amortization
  expense                           1,717     1,472         5,121    4,399
                                    -----     -----         -----    -----

  Total operating costs and
    expenses                       36,265    29,544       108,730   95,455
                                   ------    ------       -------   ------
Interest expense                      223       195           597      586
Other expenses                        115       131           322      507
Net expense from transactions
  with Financing and
  Insurance Operations                 85        48           245      117
                                       --        --           ---      ---
Income (loss) from continuing
  operations before income taxes
  and minority interests              858      (907)        5,292      587
Income tax expense (benefit)          291      (281)        1,799      241
Minority interests                      1         5            (5)       5
Losses of nonconsolidated associates  (81)      (33)         (245)     (89)
                                     ----      ----        ------     ----
Income (loss) from continuing
   operations                         487      (654)        3,243      262
(Loss) income from discontinued
   operations                           -      (500)          426     (181)
                                      ---      ----         -----      ---
  Net income (loss) - Automotive,
    Electronics and
    Other Operations                 $487   $(1,154)       $3,669      $81
                                      ===     =====         =====       ==


                                    Three Months Ended    Nine Months Ended
                                      September  30,          September 30,
                                      --------------        ---------------
                                      1999      1998        1999      1998
                                      ----      ----        ----      ----
                                              (Dollars in Millions)

FINANCING AND INSURANCE OPERATIONS
Financing revenues                 $3,725    $3,360      $10,805   $10,090
Insurance, mortgage and other
   income                           1,523     1,154        4,305     3,479
                                    -----     -----      -------   -------
  Total revenues and other income   5,248     4,514       15,110    13,569
                                    -----     -----       ------    ------
Interest expense                    1,762     1,495        5,027     4,365
Depreciation and amortization
  expense                           1,371     1,202        3,918     3,630
Operating and other expenses        1,216     1,022        3,429     3,008
Provisions for financing losses        98        94          328       323
Insurance losses and loss
  adjustment expenses                 226       261          703       772
                                    -----     -----       ------    ------
  Total costs and expenses          4,673     4,074       13,405    12,098
                                    -----     -----       ------    ------
Net income from transactions
  with Automotive, Electronics
  and Other Operations                 85        48          245       117
                                     ----       ---       ------    ------
Income before income taxes            660       488        1,950     1,588
Income tax expense                    262       137          739       469
Minority interests                     (8)       (6)         (23)      (16)
                                      ---       ---        -----     -----
  Net income - Financing and
    Insurance Operations             $390      $345       $1,188    $1,103
                                      ===       ===        =====     =====

                           CONSOLIDATED BALANCE SHEETS
                                              Sept. 30,              Sept. 30,
                                                 1999     Dec. 31,     1998
GENERAL MOTORS CORPORATION AND SUBSIDIARIES (Unaudited)    1998     (Unaudited)
                                             ---------    --------   ---------
                       ASSETS                     (Dollars in Millions)
Automotive, Electronics and Other Operations
Cash and cash equivalents                     $12,056    $9,728       $6,888
Marketable securities                           1,666       402          420
                                              -------   -------       ------
  Total cash and marketable securities         13,722    10,130        7,308
Accounts and notes receivable (less allowances) 5,480     4,750        5,258
Inventories (less allowances)                  10,603    10,437       11,062
Net assets of discontinued operations               -        77            -
Equipment on operating leases
  (less accumulated depreciation)               6,244     4,954        4,797
Deferred income taxes and other current assets  7,494    10,051        5,994
                                              -------    ------      -------
  Total current assets                         43,543    40,399       34,419
Equity in net assets of nonconsolidated
  associates                                    1,642       950        1,100
Property - net                                 31,761    32,222       31,652
Intangible assets - net                        12,338     9,994       11,342
Deferred income taxes                          17,139    14,967       18,124
Other assets                                   13,894    16,062       14,912
                                             --------  --------     --------
  Total Automotive, Electronics
    and Other Operations assets               120,317   114,594      111,549
Financing and Insurance Operations
Cash and cash equivalents                         328       146           93
Investments in securities                       8,937     8,748        8,248
Finance receivables - net                      76,449    70,436       62,460
Investment in leases and other receivables     35,837    32,798       33,220
Other assets                                   19,705    18,807       13,868
Net receivable from Automotive,
  Electronics and Other Operations               369        816          186
                                             --------  --------     --------
  Total Financing and Insurance
    Operations assets                         141,625   131,751      118,075
                                             --------  --------     --------
Total assets                                 $261,942  $246,345     $229,624
                                             ========  ========     ========
      LIABILITIES AND STOCKHOLDERS' EQUITY
Automotive, Electronics and Other Operations
Accounts payable (principally trade)          $16,323   $13,542      $12,437
Loans payable                                     695     1,204        1,950
Accrued expenses                               32,803    30,548       29,599
Net payable to Financing and
  Insurance Operations                            369       816          186
                                             --------  --------     --------
  Total current liabilities                    50,190    46,110       44,172
Long-term debt                                  7,880     7,118        6,817
Postretirement benefits other than pensions    34,455    33,503       33,479
Pensions                                        3,179     4,410        3,782
Net liabilities of discontinued operations          -         -            2
Other liabilities and deferred income taxes    18,170    17,807       17,729
                                             --------  --------     --------
  Total Automotive, Electronics and
    Other Operations liabilities              113,874   108,948      105,981
Financing and Insurance Operations
Accounts payable                                4,587     4,148        3,784
Debt                                          115,329   107,753       94,991
Deferred income taxes and other liabilities    10,723     9,661        9,399
                                             -------- ---------    ---------
  Total Financing and Insurance
    Operations liabilities                    130,639   121,562      108,174
Minority interests                                635       563          531
General Motors - obligated mandatorily
  redeemable preferred securities of
  subsidiary trusts holding solely junior
  subordinated debentures of General Motors
    Series D                                       79        79           79
    Series G                                      140       141          142
Stockholders' equity
Preference stocks                                   -         1            1
$1-2/3 par value common stock
  (issued, 642,050,210; 655,008,344
  and 655,036,035 shares)                       1,071     1,092        1,092
Class H common stock
  (issued, 135,195,966; 106,159,776,
  and 105,959,765 shares)                          14        11           11
Capital surplus (principally additional
  paid-in capital)                             15,282    12,661       12,769
Retained earnings                               5,573     6,984        5,554
                                              -------   -------      -------
    Subtotal                                   21,940    20,749       19,427
Accumulated foreign currency
  translation adjustments                      (1,969)   (1,089)      (1,060)
Net unrealized gains on securities                631       481          412
Minimum pension liability adjustment           (4,027)   (5,089)      (4,062)
                                             --------  --------     --------
    Accumulated other comprehensive loss       (5,365)   (5,697)      (4,710)
                                             --------  --------     --------
      Total stockholders' equity               16,575    15,052       14,717
                                             --------  --------     --------
Total liabilities and stockholders' equity   $261,942  $246,345     $229,624
                                              =======   =======      =======

                     CONSOLIDATED BALANCE SHEETS - Concluded
                                             Sept. 30,              Sept. 30,
                                                 1999     Dec. 31,     1998
AUTOMOTIVE, ELECTRONICS AND OTHER OPERATIONS(Unaudited)    1998     (Unaudited)
                                             ---------    --------   ---------
                                                   (Dollars in Millions)

                        ASSETS
Cash and cash equivalents                     $12,056    $9,728       $6,888
Marketable securities                           1,666       402          420
                                               ------    ------       ------
  Total cash and marketable securities         13,722    10,130        7,308
Accounts and notes receivable (less allowances) 5,480     4,750        5,258
Inventories (less allowances)                  10,603    10,437       11,062
Net assets of discontinued operations               -        77            -
Equipment on operating leases
  (less accumulated depreciation)               6,244     4,954        4,797
Deferred income taxes and other current assets  7,494    10,051        5,994
                                               ------    ------      -------
  Total current assets                         43,543    40,399       34,419
Equity in net assets of nonconsolidated
  associates                                    1,642       950        1,100
Property - net                                 31,761    32,222       31,652
Intangible assets - net                        12,338     9,994       11,342
Deferred income taxes                          17,139    14,967       18,124
Other assets                                   13,894    16,062       14,912
                                               ------    ------       ------
  Total Automotive, Electronics and
    Other Operations assets                  $120,317  $114,594     $111,549
                                              =======   =======      =======

               LIABILITIES AND GM INVESTMENT

Accounts payable (principally trade)          $16,323   $13,542      $12,437
Loans payable                                     695     1,204        1,950
Accrued expenses                               32,803    30,548       29,599
Net payable to Financing and Insurance
  Operations                                      369       816          186
                                               ------    ------       ------
  Total current liabilities                    50,190    46,110       44,172
Long-term debt                                  7,880     7,118        6,817
Postretirement benefits other than pensions    34,455    33,503       33,479
Pensions                                        3,179     4,410        3,782
Net liabilities of discontinued operations          -         -            2
Other liabilities and deferred income taxes    18,170    17,807       17,729
                                              -------   -------      -------
  Total Automotive, Electronics and
    Other Operations liabilities              113,874   108,948      105,981
Minority interests                                558       511          484
GM investment in Automotive,
  Electronics and Other Operations              5,885     5,135        5,084
                                              -------   -------      -------
  Total Automotive, Electronics and
    Other Operations liabilities
    and GM investment                        $120,317  $114,594     $111,549
                                             ========  ========     ========

                                             Sept. 30,              Sept. 30,
                                                 1999     Dec. 31,     1998
FINANCING AND INSURANCE OPERATIONS          (Unaudited)     1998   (Unaudited)
                                            -----------     ----   -----------
                                                   (Dollars in Millions)

                        ASSETS
Cash and cash equivalents                        $328      $146          $93
Investments in securities                       8,937     8,748        8,248
Finance receivables - net                      76,449    70,436       62,460
Investment in leases and other receivables     35,837    32,798       33,220
Other assets                                   19,705    18,807       13,868
Net receivable from Automotive,
  Electronics and Other Operations                369       816          186
                                              -------   -------      -------
  Total Financing and Insurance
    Operations assets                        $141,625  $131,751     $118,075
                                             ========  ========     ========

               LIABILITIES AND GM INVESTMENT

Accounts payable                               $4,587    $4,148       $3,784
Debt                                          115,329   107,753       94,991
Deferred income taxes and other liabilities    10,723     9,661        9,399
                                             -------- ---------    ---------
  Total Financing and Insurance
    Operations liabilities                    130,639   121,562      108,174
Minority interests                                 77        52           47
GM investment in Financing and
  Insurance Operations                         10,909    10,137        9,854
                                             -------- ---------    ---------
  Total Financing and Insurance Operations
    liabilities and GM investment            $141,625  $131,751     $118,075
                                             ========  ========     ========

                      CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                        (Unaudited)

                                          Nine Months Ended September 30,
                                          -------------------------------
                                              1999             1998
                                              ----             ----
                                              (Dollars in Millions)

GENERAL MOTORS CORPORATION AND SUBSIDIARIES

Net cash provided by operating activities     $25,054          $6,566

Cash flows from investing activities
Expenditures for property                      (4,925)         (5,921)
Investments in marketable securities
  - acquisitions                              (19,570)        (22,717)
Investments in marketable securities
  - liquidations                               17,706          26,501
Mortgage servicing rights - acquisitions       (1,199)           (897)
Mortgage servicing rights - liquidations           34              67
Finance receivables - acquisitions           (139,165)       (112,962)
Finance receivables - liquidations            100,692          86,709
Proceeds from sales of finance receivables     35,120          21,922
Operating leases - acquisitions               (20,123)        (18,281)
Operating leases - liquidations                11,383          11,717
Investments in companies, net of cash acquired (4,767)           (475)
Other                                            (154)           (431)
                                              -------         -------
Net cash used in investing activities         (24,968)        (14,768)
                                               ------          ------

Cash flows from financing activities
Net (decrease) increase in loans payable       (8,152)          3,402
Increase in long-term debt                     27,086          16,620
Decrease in long-term debt                    (15,168)        (10,860)
Repurchases of common and preference stocks    (2,149)         (3,071)
Proceeds from issuing common and
  preference stocks                             1,868             343
Cash dividends paid to stockholders            (1,023)         (1,045)
                                                -----           -----
Net cash provided by financing activities       2,462           5,389
                                                -----           -----

Effect of exchange rate changes on cash and
  cash equivalents                               (166)            271
                                               ------          ------
Net cash provided by (used in)
  continuing operations                         2,382          (2,542)
Net cash provided by (used in)
  discontinued operations                         128            (750)
                                               ------          ------
Net increase (decrease) in cash and
  cash equivalents                              2,510          (3,292)
Cash and cash equivalents at beginning
  of the period                                 9,874          10,273
                                               ------          ------
Cash and cash equivalents at end
  of the period                               $12,384          $6,981
                                               ======           =====
























                                           - 17 -


                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - Concluded
                                        (Unaudited)

                                                     Nine Months Ended September 30,
                                                     -------------------------------
                                                     1999                         1998
                                                     ----                         ----
                                          Automotive,   Financing     Automotive,   Financing
                                          Electronics      and        Electronics       and
                                           and Other    Insurance      and Other    Insurance
                                           ---------    ---------      ---------    ---------
                                                         (Dollars in Millions)
Net cash provided by operating activities    $15,171        $9,883        $2,778        $3,788

Cash flows from investing activities
Expenditures for property                     (4,721)         (204)       (5,813)         (108)
Investments in marketable securities
 - acquisitions                               (3,481)      (16,089)       (8,022)      (14,695)
Investments in marketable securities
 - liquidations                                2,217        15,489        11,255        15,246
Mortgage servicing rights - acquisitions           -        (1,199)            -          (897)
Mortgage servicing rights - liquidations           -            34             -            67
Finance receivables - acquisitions                 -      (139,165)            -      (112,962)
Finance receivables - liquidations                 -       100,692             -        86,709
Proceeds from sales of finance receivables         -        35,120             -        21,922
Operating leases - acquisitions               (6,175)      (13,948)       (4,382)      (13,899)
Operating leases - liquidations                4,279         7,104         4,092         7,625
Investments in companies, net of
  cash acquired                               (2,647)       (2,120)         (417)          (58)
Net investing activity with Financing and
  Insurance Operations                            75             -           238             -
Other                                           (831)          677        (1,198)          767
                                              ------       -------         -----       -------
Net cash used in investing activities        (11,284)      (13,609)       (4,247)      (10,283)
                                              ------        ------         -----        ------

Cash flows from financing activities
Net (decrease) increase in loans payable        (551)       (7,601)          961         2,441
Increase in long-term debt                     5,414        21,672         2,689        13,931
Decrease in long-term debt                    (4,632)      (10,536)       (1,243)       (9,617)
Net financing activity with Automotive,
  Electronics and Other Operations                 -           (75)            -          (238)
Repurchases of common and preference stocks   (2,149)            -        (3,071)            -
Proceeds from issuing common and
  preference stocks                            1,868             -           343             -
Cash dividends paid to stockholders           (1,023)            -        (1,045)            -
                                               -----        ------         -----        ------
Net cash (used in) provided by
  financing activities                        (1,073)        3,460        (1,366)        6,517
                                               -----         -----         -----         -----

Effect of exchange rate changes on cash and
  cash equivalents                              (167)            1           272            (1)
Net transactions with Automotive/
  Financing Operations                          (447)          447           505          (505)
                                               -----           ---         -----           ---
Net cash provided by (used in)
  continuing operations                        2,200           182        (2,058)         (484)
Net cash provided by (used in)
  discontinued operations                        128             -          (750)            -
                                               -----           ---         -----           ---
Net increase (decrease) in cash and
  cash equivalents                             2,328           182        (2,808)         (484)
Cash and cash equivalents at beginning
  of the period                                9,728           146         9,696           577
                                              ------           ---         -----           ---
Cash and cash equivalents at end
  of the period                              $12,056          $328        $6,888           $93
                                              ======           ===         =====            ==





















                                           - 18 -



                      Hughes Reports 32% Revenue Growth and
                      Solid EBITDA Growth In Third Quarter

                     Results Driven by Record Sales of DIRECTV(R) Service

     El Segundo, Calif., October 13, 1999 -- Hughes Electronics Corporation (Hughes), the world's leading provider of digital television entertainment, and satellite and wireless systems and services, today reported third quarter 1999 revenues increased 31.5% to $1,990.5 million, compared with $1,513.3 million in the third quarter of 1998. EBITDA(1) for the quarter increased 18.3% to $211.6 million and EBITDA margin(1) was 10.6%, compared to EBITDA of $178.8 million and EBITDA margin of 11.8% in the third quarter of 1998.

      "The primary driver of our revenue growth continues to be our DIRECTV businesses," explained Michael T. Smith, Hughes chairman and chief executive officer. "We had our best third quarter ever for new DIRECTV subscriber additions in the United States, Hughes Network Systems (HNS) achieved its best quarter ever for sales of DIRECTV receiving equipment, and Galaxy Latin America nearly doubled its net new subscriber additions compared to the third quarter of 1998. In fact, total revenues from our services operations more than doubled compared to the third quarter of last year.

      "Our U.S. DIRECTV business also drove our EBITDA growth in the quarter," Smith continued. "We have reached the point where the EBITDA generated by our large subscriber base is outpacing the marketing costs associated with our record subscriber growth. We expect our U.S. DIRECTV business to continue to deliver positive EBITDA that accelerates yearly on a going-forward basis."

     Hughes had a third quarter 1999 loss(2) of $29.6 million, compared to earnings(2) of $42.9 million in the same period for 1998. The change in earnings was primarily attributable to higher depreciation and amortization expenses related principally to the United States Satellite Broadcasting Company, Inc.
(USSB) and PRIMESTAR transactions and increased PanAmSat satellite expenditures, and an increase in net interest expense. These variances more than offset the increase in EBITDA. This resulted in a loss per share, including the effect of preferred stock dividends, of $0.13 in the third quarter of 1999 compared to earnings per share (EPS) of $0.11 in the third quarter of 1998.

                           NINE-MONTH FINANCIAL REVIEW

      For the first nine months of 1999, revenues increased 25.0% to $5,218.3 million compared with $4,173.3 million in 1998. This growth was primarily the result of record subscriber growth in the Company's U.S. DIRECTV business, as well as additional revenues resulting from the USSB and PRIMESTAR transactions. HNS also contributed to the revenue growth, primarily through its record sales of DIRECTV receiving equipment.






                                     - 19 -

      EBITDA for the first nine months of 1999 was $361.0 million and EBITDA margin was 6.9%, compared to EBITDA of $538.5 million and EBITDA margin of 12.9% in the same period of 1998. The declines were principally due to two one-time charges: a second quarter 1999 pre-tax charge of $125.0 million related to increased development costs and schedule delays related to several new product lines at Hughes Space and Communications Company (HSC), and a first quarter 1999 pre-tax charge of $92.0 million resulting from the termination of the contract for the Asia-Pacific Mobile Telecommunications (APMT) satellite system due to export licenses not being issued. These declines were partially offset by increased EBITDA at the Company's U.S. DIRECTV business, HNS and PanAmSat.

      In the first nine months of 1999, Hughes incurred a loss of $43.6 million and a loss per share, including the effect of preferred stock dividends, of $0.17, compared to earnings of $143.5 million and EPS of $0.36 for the same period in 1998. The decline was mostly due to the reduced EBITDA, higher depreciation and amortization expenses related principally to the USSB and PRIMESTAR transactions and increased PanAmSat satellite expenditures, and an increase in net interest expense. These declines were partially offset by an after-tax gain of $94.3 million ($154.6 million pre-tax) related to the settlement of the Williams patent infringement case(3).

                  SEGMENT FINANCIAL REVIEW: THIRD QUARTER 1999

                            Direct-To-Home Broadcast

      Third quarter revenues for the segment more than doubled to $1,144.6 million from $459.1 million in the third quarter of 1998. The segment had EBITDA of $47.7 million and EBITDA margin of 4.2% compared with negative EBITDA of $30.6 million in the third quarter of 1998.

      United States: DIRECTV reported quarterly revenues of $1,052 million, more than twice last year's third quarter revenues of $408 million. The increase was due to strong subscriber growth, as well as additional revenues resulting from the USSB and PRIMESTAR transactions.

      DIRECTV added a record 423,000 net new subscribers to its high-power DIRECTV service in the quarter, a 40% increase over the 303,000 net new subscribers added in the third quarter of 1998. In addition, 204,000 customers were transitioned from the PRIMESTAR By DIRECTV medium-power service to the high-power service in the quarter. As of September 30, 1999, DIRECTV had more than 7.7 million subscribers, which includes approximately 1.8 million customers subscribing to PRIMESTAR By DIRECTV.

      EBITDA for the third quarter of 1999 was $86 million compared to negative EBITDA of $5 million in the preceding year's third quarter. This increase was principally due to EBITDA contributions from the USSB and PRIMESTAR transactions, as well as improved EBITDA resulting from the larger high-power subscriber base.

      Latin America and Japan: The DIRECTV business in Latin America generated $76 million in revenues for the quarter compared with $37 million in the third quarter of 1998. This increase was due to continued subscriber growth and additional revenues resulting from the consolidation of Galaxy Brazil, Ltda.
(GLB)(4), Grupo Galaxy Mexicana , S.A. de C.V (GGM)(4), and SurFin, Ltd.(4)
                                     - 20 -

      The DIRECTV service in Latin America added 67,000 net new subscribers in the third quarter of 1999, an 86% increase over the 36,000 acquired in the same period last year. The total number of DIRECTV subscribers in Latin America as of September 30, 1999 was 668,000.

      Galaxy Latin America had negative EBITDA of $30 million compared to negative EBITDA of $24 million for the same period in 1998. The change was primarily due to the impact of the consolidation of GLB and higher marketing expenses in the region.

      In addition, DIRECTV Japan, of which Hughes currently owns 42 percent, reported a total of 313,900 subscribers at the end of the third quarter of 1999. Hughes' minority share of DIRECTV Japan's losses was $20 million for the quarter, compared with $17 million in the third quarter of 1998. These losses are reported in "Other, net" in the Statement of Income (Loss) and Available Separate Consolidated Net Income (Loss).

                               Satellite Services

      PanAmSat, which is 81% owned by Hughes, reported third quarter 1999 revenues of $210.7 million compared with $186.5 million in the prior year's period. The 13.0% increase includes a one-time customer payment associated with the termination of a direct-to-home video services agreement in India and the commencement of new service agreements on additional satellites placed in service. During the third quarter of 1999, total video services revenues increased 3% to $139.8 million while telecommunications services revenues increased 13% to $46.1 million, compared to the prior year's third quarter.

      EBITDA for the quarter was $169.0 million, a 24.5% increase over third quarter 1998 EBITDA of $135.7 million. EBITDA margin in the third quarter of 1999 was 80.2%, compared to 72.8% in the same period of 1998. The increases in EBITDA and EBITDA margin were principally due to the one-time termination payment described above, lower leaseback expense resulting from the exercise of certain early buy-out options under sale-leaseback agreements, and increased operating lease revenues.

                                Satellite Systems

      Third quarter 1999 revenues for the segment declined to $510.8 million from $688.9 million for the same period in 1998. EBITDA for the third quarter of 1999 was $56.3 million compared to EBITDA of $76.7 million in the third quarter of 1998. These variances were principally due to reduced activity associated with the ICO Global Communications program. EBITDA margin in the quarter was 11.0%, compared to 11.1% in the third quarter of 1998.


                                 Network Systems

      HNS grew third quarter 1999 revenues 59.2% to $426.2 million, versus $267.7 million in the third quarter of 1998. This growth was due primarily to higher sales of DIRECTV receiving systems, satellite-based mobile telephone systems, and U.S. private business network systems. HNS shipped 730,000 DIRECTV receiving systems in the third quarter of 1999, compared to 232,000 in the same year-ago period.


                                     - 21 -
      HNS increased EBITDA 56.5% to $44.3 million in the quarter, compared to $28.3 million in the third quarter of 1998. The increase in EBITDA is primarily attributable to the increased revenues resulting from higher sales of DIRECTV receiving equipment, satellite-based mobile telephone systems, and U.S. private business network systems. EBITDA margin in the third quarter of 1999 was 10.4%, compared to 10.6% in the same year-ago period.

                                  BALANCE SHEET

      From December 31, 1998 to September 30, 1999, the Company's consolidated cash balance declined $1,183.8 million to $158.3 million and long-term debt increased $1,150.5 million to $1,929.2 million. The principal cash requirements for the first nine months were related to the acquisitions of United States Satellite Broadcasting Company and PRIMESTAR's medium-power satellite business, purchase of the Tempo high-power satellite assets, early buy-out of certain PanAmSat satellite sale-leaseback agreements, increased investment in the DIRECTV businesses in Latin America and Japan, capital expenditures and general working capital requirements.

      These requirements were partially offset by a $1.5 billion investment by America Online, Inc. (AOL) and proceeds from the settlement of the Williams patent infringement case.(3)

      Hughes Electronics Corporation is a unit of General Motors Corporation. The earnings of Hughes Electronics are used to calculate the earnings per share attributable to General Motors (NYSE:GMH) Class H common stock.

      NOTE: Hughes Electronics Corporation believes that certain statements in this press release may constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. When used in this press release, the words "estimate," "plan," "project," "anticipate," "expect," "intend," "outlook," "believe," and other similar expressions are intended to identify forward-looking statements and information. Actual results of Hughes may differ materially from anticipated results as a result of certain risks and uncertainties, which include but are not limited to those associated with: economic conditions; demand for products and services, and market acceptance; government action; local political or economic developments in or affecting countries where we have international operations; our ability to obtain export licenses; competition; our ability to achieve cost reductions; technological risks; our ability to address the year 2000 issue; interruptions to production attributable to causes outside our control; limitations on access to distribution channels; the success and timelines of satellite launches; the in-orbit performance of satellites; the ability of our customers to obtain financing; and our ability to access capital to maintain our financial flexibility. Hughes cautions that these important factors are not exclusive.
----------------------
1 EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) is the sum of operating profit (loss) and depreciation and amortization. EBITDA margin is calculated by dividing EBITDA by total revenues.
2 Excludes the effects of purchase accounting adjustments related to General Motors' acquisition of Hughes in 1985.
3 Hughes was awarded a final judgement arising from its long-running Williams patent infringement case, which was originally filed by Hughes in 1973. The award resulted from the repeated infringement by the U.S. Government over a span of two decades of a patent that revolutionized communications satellite attitude control and made the geosynchronous satellite practical. A payment of $154.6 million was received in the first quarter of 1999 and was recorded in "Other, net."
4 Galaxy Brazil, Ltda. (GLB) is the local operating company providing DIRECTV service in Brazil. Grupo Galaxy Mexicana, S.A. de C.V. (GGM) is the local operating company providing DIRECTV service in Mexico. SurFin Ltd., provides financing for DIRECTV receiving equipment in Latin America. As a result of transactions that were completed in July 1999 (GLB), February 1999 (GGM) and November 1998 (SurFin), Hughes owns a majority position in each company.
                                     ######

                                     - 22 -

STATEMENT OF INCOME (LOSS) AND
AVAILABLE SEPARATE CONSOLIDATED NET INCOME (LOSS)
(Dollars in Millions Except Per Share Amounts)
                                                          Nine Months Ended
                                    Third Quarter            September 30,
                                    -------------            -------------
                                   1999        1998        1999        1998
----------------------------------------------------------------------------
Revenues
Direct broadcast, leasing and
  other services                $1,294.4      $640.5    $3,095.2    $1,845.8
Product sales                      696.1       872.8     2,123.1     2,327.5
----------------------------------------------------------------------------
   Total Revenues                1,990.5     1,513.3     5,218.3     4,173.3
----------------------------------------------------------------------------
Operating Costs and Expenses
Cost of products sold              606.7       659.5     1,961.6     1,782.4
Broadcast programming and other
  costs                            573.9       284.6     1,344.1       800.2
Selling, general and
  administrative expenses          598.3       390.4     1,551.6     1,052.2
Depreciation and amortization      216.5       111.3       499.3       309.2
Amortization of GM purchase
  accounting adjustments (1)         5.3         5.3        15.9        15.9
----------------------------------------------------------------------------
   Total Operating Costs
     and Expenses                2,000.7     1,451.1     5,372.5     3,959.9
----------------------------------------------------------------------------
Operating Profit (Loss)            (10.2)       62.2      (154.2)      213.4

Interest income                      2.4        20.5        20.9        88.6
Interest expense                   (51.7)       (3.6)      (71.0)       (9.5)
Other, net                         (22.4)      (33.4)       77.8      (102.8)
----------------------------------------------------------------------------

Income (Loss) Before Income Taxes,
   Minority Interests and Cumulative
   Effect of Accounting Change     (81.9)       45.7      (126.5)      189.7
Income tax provision (benefit)     (38.2)       17.4       (44.9)       72.1
Minority interests in net losses
   of subsidiaries                   8.8         9.3        22.1        19.2
----------------------------------------------------------------------------

Income (Loss) before cumulative
   effect of accounting change     (34.9)       37.6       (59.5)      136.8
Cumulative effect of accounting
   change, net of taxes                -           -           -        (9.2)
----------------------------------------------------------------------------

Net Income (Loss)                  (34.9)       37.6       (59.5)      127.6
Adjustments to exclude the effect
   of GM purchase accounting
   adjustments (1)                   5.3         5.3        15.9        15.9
----------------------------------------------------------------------------

Earnings (Loss) excluding GM purchase
   Accounting adjustments          (29.6)       42.9       (43.6)      143.5
Preferred stock dividends          (24.7)         -        (26.3)         -
----------------------------------------------------------------------------

Earnings (Loss) Used for Computation of
   Available Separate Consolidated
   Net Income (Loss)              $(54.3)      $42.9      $(69.9)     $143.5
============================================================================

Available Separate Consolidated Net
   Income (Loss)
Average number of shares of
   General Motors Class H
   Common Stock outstanding
   (in millions) (Numerator)       135.1       105.7       120.8       105.0
Average Class H dividend base
   (in millions) (Denominator)     428.9       399.9       414.7       399.9
Available Separate Consolidated Net
   Income (Loss)                  $(17.1)      $11.4      $(20.4)      $37.6
============================================================================
Earnings (Loss) Attributable to
   General Motors Class H Common
   Stock on a Per Share
   Basis  - Basic and Diluted     $(0.13)      $0.11      $(0.17)      $0.36
============================================================================
(1)Relates to General Motors' purchase of Hughes in 1985.
                                     - 23 -


BALANCE SHEET
(Dollars in Millions)
                                                 September 30,
                                                     1999       December 31,
ASSETS                                            (Unaudited)       1998
----------------------------------------------------------------------------
Current Assets
Cash and cash equivalents                            $158.3         $1,342.1
Accounts and notes receivable                       1,289.8            922.4
Contracts in process                                  846.1            783.5
Inventories                                           639.1            471.5
Prepaid expenses, deferred income taxes and other     705.9            326.9
----------------------------------------------------------------------------

Total Current Assets                                3,639.2          3,846.4
Satellites - Net                                    3,690.6          3,197.5
Property - Net                                      1,303.0          1,059.2
Net Investment in Sales-type Leases                   155.9            173.4
Intangible Assets, net                              7,781.5          3,552.2
Investments and Other Assets                        2,236.1          1,606.3
----------------------------------------------------------------------------

Total Assets                                      $18,806.3        $13,435.0
============================================================================

LIABILITIES AND STOCKHOLDER'S EQUITY
----------------------------------------------------------------------------
Current Liabilities
Accounts payable                                   $1,005.7           $764.1
Advances on contracts                                 164.5            291.8
Deferred revenues                                     194.9             43.8
Current portion of long-term debt                     298.1            156.1
Accrued liabilities                                   933.1            753.7
----------------------------------------------------------------------------

Total Current Liabilities                           2,596.3          2,009.5
Long-Term Debt                                      1,929.2            778.7
Postretirement Benefits Other Than Pensions           155.5            150.7
Other Liabilities and Deferred Credits              1,686.1            988.6
Deferred Income Taxes                                 425.0            643.9
Commitments and Contingencies
Minority Interests                                    530.0            481.7
Stockholder's Equity                               11,484.2          8,381.9
----------------------------------------------------------------------------

Total Liabilities and Stockholder's Equity        $18,806.3        $13,435.0
============================================================================

Holders of GM Class H common stock have no direct rights in the equity or assets of Hughes, but rather have rights in the equity and assets of General Motors (which includes 100% of the stock of Hughes).
















                                     - 24 -

PRO FORMA SELECTED SEGMENT DATA*
(Dollars in Millions)
                                                         Nine Months Ended
                                    Third Quarter          September 30,
                                    -------------          -------------
                                   1999        1998      1999        1998
--------------------------------------------------------------------------
DIRECT-TO-HOME BROADCAST
Total Revenues                  $1,144.6      $459.1  $2,571.4    $1,248.5
EBITDA (1)                         $47.7      $(30.6)    $44.8      $(56.4)
EBITDA Margin (1)                    4.2%       N/A        1.7%        N/A
Operating Loss                    $(67.6)     $(61.8)  $(159.4)    $(133.6)
Depreciation and Amortization     $115.3       $31.2    $204.2       $77.2
Capital Expenditures (2)           $97.6       $82.0    $253.4      $130.1
--------------------------------------------------------------------------
SATELLITE SERVICES
Total Revenues                    $210.7      $186.5    $604.6      $570.6
EBITDA (1)                        $169.0      $135.7    $465.9      $409.0
EBITDA Margin (1)                   80.2%       72.8%     77.1%       71.7%
Operating Profit                   $99.1       $79.1    $261.4      $239.2
Operating Profit Margin             47.0%       42.4%     43.2%       41.9%
Depreciation and Amortization      $69.9       $56.6    $204.5      $169.8
Capital Expenditures (3)          $382.7      $190.7    $857.9      $605.0
--------------------------------------------------------------------------
SATELLITE SYSTEMS
Total Revenues                    $510.8      $688.9  $1,694.9    $1,988.0
EBITDA (1)(4)                      $56.3       $76.7    $(64.7)     $214.0
EBITDA Margin (1)                   11.0%       11.1%      N/A        10.8%
Operating Profit (Loss) (4)        $41.3       $63.8   $(106.1)     $178.9
Operating Profit Margin              8.1%        9.3%      N/A         9.0%
Depreciation and Amortization      $15.0       $12.9     $41.4       $35.1
Capital Expenditures               $17.0       $18.2     $52.1       $50.5
--------------------------------------------------------------------------
NETWORK SYSTEMS
Total Revenues                    $426.2      $267.7    $998.2      $674.1
EBITDA (1)(4)                      $44.3       $28.3     $63.4        $9.6
EBITDA Margin (1)                   10.4%       10.6%      6.4%        1.4%
Operating Profit (Loss) (4)        $32.2       $16.9     $25.7      $(20.2)
Operating Profit Margin              7.6%        6.3%      2.6%        N/A
Depreciation and Amortization      $12.1       $11.4     $37.7       $29.8
Capital Expenditures                $5.4       $10.7     $23.1       $26.4
--------------------------------------------------------------------------
ELIMINATIONS and OTHER
Total Revenues                   $(301.8)     $(88.9)  $(650.8)    $(307.9)
EBITDA (1)                       $(105.7)     $(31.3)  $(148.4)     $(37.7)
Operating Loss                   $(109.9)     $(30.5)  $(159.9)     $(35.0)
Depreciation and Amortization       $4.2       $(0.8)    $11.5       $(2.7)
Capital Expenditures               $41.4      $(21.4)    $45.9      $114.5
--------------------------------------------------------------------------
TOTAL
Total Revenues                  $1,990.5    $1,513.3  $5,218.3    $4,173.3
EBITDA (1)(4)                     $211.6      $178.8    $361.0      $538.5
EBITDA Margin (1)                   10.6%       11.8%      6.9%       12.9%
Operating Profit (Loss) (4)        $(4.9)      $67.5   $(138.3)     $229.3
Operating Profit Margin             N/A          4.5%      N/A         5.5%
Depreciation and Amortization     $216.5      $111.3    $499.3      $309.2
Capital Expenditures              $544.1      $280.2  $1,232.4      $926.5
==========================================================================
* The Financial Statements reflect the application of purchase accounting adjustments related to GM's acquisition of Hughes. However, as provided in the General Motors' Restated Certificate of Incorporation, the earnings attributable to GM Class H common stock for purposes of determining the amount available for the payment of dividends on GM Class H common stock specifically excludes such adjustments. In order to provide additional analytical data, the above unaudited pro forma selected segment data, which exclude the purchase accounting adjustments related to GM's acquisition of Hughes, are presented.

(1)EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) is the sum of operating profit (loss) and depreciation and amortization. EBITDA margin is calculated by dividing EBITDA by total revenues.
(2)Includes satellite expenditures amounting to $13.6 million, $38.0 million, $89.1 million and $38.0 million, respectively.
(3)Includes satellite expenditures amounting to $93.2 million, $182.2 million, $408.8 million and $422.2 million, respectively. Also included are expenditures related to the early buy-out of satellite sale-leasebacks totaling $263.2 million for the third quarter of 1999 and $404.5 million and $155.5 million for the first nine months of 1999 and 1998, respectively.
(4)Amounts for the nine months ended September 30, 1999 include charges of $81.0 million and $11.0 million for the Satellite Systems and Network Systems segments, respectively, relating to the termination of the Asia-Pacific Mobile Telecommunications satellite systems contract due to export licenses not being issued.
                                     - 25 -



                                      SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GENERAL MOTORS CORPORATION
                                            --------------------------
                                                    (Registrant)
Date    October 14, 1999
        -----------------
                                       By
                                            s/Peter R. Bible
                                            ----------------------------
                                            (Peter R. Bible,
                                             Chief Accounting Officer)














































                                     - 26 -